SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        May 17, 1999

                              Datapoint Corporation
             (Exact name of registrant as specified in its charter)

      Delaware                       001-07636                   74-1605174
(State or other jurisdiction   (Commission File Number)      (IRS Employer
of incorporation)                                          Identification No.)

     4 rue d'Aguesseau 75008, Paris, France;
     8410 Datapoint Drive, San Antonio,TX   78229-8500
 (Address of principal  executive offices)  (Zip Code)
 Registrant's telephone number, including area code 331-4007-3737; 210-593-7000

                                 Not Applicable
          (Former name or former address, if changed since last report)

  Item 5.         Other Events

         On May 17, 1999, the registrant and Datapoint International, Inc., a wholly-owned subsidiary of the registrant, entered into a letter of intent to sell its European operations. The registrant also announced that it had previously entered into a letter of intent to acquire S.F. Digital and Corebyte(TM) product family. The registrant issued a press release on May 17, 1999 relating to such transactions which is attached hereto.

Item 7.           Exhibits

(99)     Press Release of Registrant







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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Datapoint Corporation
                                          (Registrant)
Date:  May 19, 1999

                                        By:  /s/ Phillip P. Krumb
                                             Phillip P. Krumb
                                            (Acting Chief Accounting Officer)

                                  EXHIBIT INDEX



(99)     Press Release of Registrant

                                                              (EXHIBIT 99)
NEWS RELEASE


Contact: Sharon P. Riggs
           Investor Relations
           Datapoint Corporation
           San Antonio, TX 78229
           (210) 593-7901

                              Datapoint Enters Into
                  Letter of Intent to Sell European Operations

Paris -- (May 17, 1999) -- Datapoint Corp. (DTPT) announced today that it and its wholly-owned subsidiary, Datapoint International Inc., have entered into a Letter of Intent to sell its European operations for $49.5 million plus the assumption of certain liabilities to an investor group headed by Blake Thomas, the President of the Corporation, and which includes key European management employees and Aim High Enterprises, of Braintree, Massachusetts. The acquisition is contingent upon certain conditions including acquisition financing, the negotiation of definitive purchase documentation, necessary governmental and third party consents, and the completion of due diligence.


Datapoint previously has entered into a Letter of intent to acquire S. F. Digital and the CorebyteTM product family. CorebyteTM, the core product of S. F. Digital, provides a cost effective, comprehensive, and innovative network solution for corporations with large data management requirements, public and private institutions, and internet service providers. CorebyteTM has the essential software tools for reaching a majority of internet-connected computers, with the advantage of full participation in the rapidly growing internet economy. By embracing industry standards as opposed to trends, CorebyteTM offers a powerful universal networking solution. The acquisition is subject to completion of due diligence and approval by Datapoint's Board of Directors.

         Asher Edelman, Chairman of the Board, Datapoint Corporation said: "1 am pleased that Datapoint, whose technology significantly contributed to the computer network is entering the internet arena with the best of breed networking solution. We see an opportunity to penetrate multiple industrial and consumer sectors, with the CorebyteTM product set and Datapoint's global marketing reach. Blake Thomas and I have begun to explore the possibility of his group becoming a European distributor of the CorebyteTM virtual network."

         With its U.S. headquarters in San Antonio. Texas, and international headquarters in Paris, France, Datapoint specializes in the design, integration and maintenance of data, voice and video communication solutions, and the Company markets products and services in 40 countries worldwide. Datapoint has a rich history of developing, designing and implementing leading-edge communications technologies, including call center, computer-telephony integration (CTI) and distributed video conferencing products and services.

         This press release contains forward-looking statements the involve uncertainties, including, but not limited to, risks and uncertainties related to foreign currency translations, the competitive environment and other risks. Future trends and results may differ materially from disclosures contained in this release.


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